SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                             -----

                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported)

                          July 5, 1994


                     VALLEY NATIONAL BANCORP
       (Exact Name of Registrant as Specified in Charter)


                           NEW JERSEY
         (State or Other Jurisdiction of Incorporation)



                             0-11179
                    (Commission File Number)



                           22-2477875
                (IRS Employer Identification No.)



            1445 VALLEY ROAD, WAYNE, NEW JERSEY 07470
            (Address of Principal Executive Offices)



                         (201) 305-8800
                 (Registrant's Telephone Number)




Item 5 - Other Events

     On July 5, 1994, Valley National Bancorp ("Valley") entered into a letter of intent to acquire Rock Financial Corporation ("Rock"). In connection with the letter of intent, Rock granted Valley an option to purchase 102,000 shares of Rock's authorized but unissued common stock at a price of $43.00 per share. Shareholders of Rock will receive 1.85 shares of Valley Common Stock ("Valley Stock") for each share of Rock stock they own.

     The Exchange Ratio may be adjusted by mutual consent of the parties, or Rock shall have the right to terminate the transaction under the following circumstances: (i) if the median closing price of Valley Stock in the first 10 trading days of the 15 trading days immediately preceding consummation of the merger (the "median closing price") falls to $21.00 or less per share; or (ii) if the price of Valley Stock fails to perform as well as the average price of an agreed upon New Jersey bank stock peer group and the median closing price of Valley Stock falls to $23.50 or less per share.

     Valley National Bancorp had approximately $3.4 billion in assets at March 31, 1994. Rock had approximately $190 million in assets at March 31, 1994. Valley operates 59 branches in Bergen, Essex, Hudson, Morris and Passaic counties and Rock operates five branches in Middlesex, Somerset and Union counties.

     The announced merger is subject to the negotiation of a definitive agreement and then is subject to the approval of the Comptroller of the Currency, the Federal Reserve Board of Governors and Rock shareholders.

Item 7 - Exhibits:

(a)  Press Release, dated July 5, 1994

(b)  Letter of Intent, dated July 5, 1994

(c)  Stock Option Agreement, dated July 5, 1994


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   VALLEY NATIONAL BANCORP



Dated:  July 11, 1994              By: /s/ Gerald H. Lipkin
                                   Gerald H. Lipkin, Chairman
                                   and Chief Executive Officer




                           EXHIBIT INDEX


     (A)  Press Release, dated July 5, 1994

     (B)  Letter of Intent, dated July 5, 1994

     (C)  Stock Option Agreement, dated July 5, 1994



EXHIBIT A

FOR:    Valley National Bank         CONTACT:    John Harris
        1445 Valley Road                         (201) 305-4014
        Wayne, New Jersey 07474

For Immediate Release:  July 5, 1994


VALLEY NATIONAL BANCORP AND ROCK FINANCIAL CORP ANNOUNCE INTENT TO
MERGE

     WAYNE, NJ - Valley National Bancorp (NYSE; VLY) and Rock Financial Corporation (NASDAQ; RFIN) announced today that they have signed a letter of intent by which Valley will acquire Rock, holding company for Rock Bank, a $190 million, five-branch bank headquartered in North Plainfield. The merger would expand the Valley network into three new counties: Middlesex, Somerset and Union.

     "We are especially pleased with this acquisition as Rock Bank is a preferred U.S. Small Business Administration (SBA) lender," said Gerald H. Lipkin, Chairman and Chief Executive Officer of Valley. Preferred SBA lenders can make SBA loans without first receiving SBA approval for the individual loan, thereby speeding the approval process, Lipkin explained.

     "With the approval of Valley to succeed Rock as a preferred
SBA lender, we will be able to expand our lending to small businesses, which is consistent with our corporate goal and commitment of providing commercial loans to local entrepreneurs."

     "Working with Rock's management we have been able to identify some very significant cost savings," said Lipkin. "Those savings can all be accomplished while still retaining all of Rock's officers and employees. It is Valley's intention to attempt to find positions for all of Rock's staff at Valley."

     Lipkin also noted that the merger with Rock Bank is consistent with Valley strategy of growth within New Jersey through acquisitions of other strong financial institutions. In its most recent merger, completed just a year ago, Valley acquired Peoples Bancorp, a $223 million institution based in Fairfield. That merger added seven branches in Essex County to the Valley network.


VALLEY AND ROCK ANNOUNCE INTENT TO MERGE - 2


    Pursuant to the merger, Rock Financial Corporation will be merged into Valley National Bancorp and Rock Bank will be merged into Valley's subsidiary, Valley National Bank. The acquisition of Rock is designed as a tax-free merger in which each of the 920,577 outstanding shares of Rock common stock will be exchanged for 1.85 shares of Valley common stock. In connection with the execution of the letter of intent, Rock Financial Corporation also granted Valley an option on shares of Rock's authorized but unissued stock.

     The parties are completing due diligence and negotiating a definitive merger agreement. The acquisition is conditioned upon necessary bank regulatory approvals, the approval of Rock's shareholders and other customary conditions. The parties anticipate that the merger will be consummated in December of this year.

     Valley National Bank, the principal subsidiary of Valley
National Bancorp, currently has $3.4 billion in assets and operates 59 branches in Bergen, Essex, Hudson, Morris and Passaic counties.

EXHIBIT B

                                  July 5, 1994

Rock Financial Corporation
350 Park Avenue
North Plainfield, New Jersey 07060

Gentlemen:

     Valley National Bancorp ("Valley") proposes to acquire all of the outstanding shares of common stock of Rock Financial
Corporation ("Rock") in accordance with the following terms and conditions:
     1.   Each holder of Rock common stock, $3.33-1/3 par value
("Rock Common Stock"), will receive for each share of Rock Common
Stock held 1.85 shares (the "Exchange Ratio") of Valley common stock, no par value ("Valley Stock"). The Exchange Ratio shall not be adjusted except by mutual consent of the parties. Valley and Rock shall renegotiate the Exchange Ratio, or Rock shall have the right to terminate the transaction, (i) if the median closing price of Valley Stock in the first 10 trading days of the 15 trading days immediately preceding consummation of the merger (the "median closing price") falls to $21.00 or less per share; or (ii) if the price of Valley Stock fails to perform as well as the average price of an agreed upon New Jersey bank stock peer group and the median closing price of Valley Stock falls to $23.50 or less per share.
No fractional shares of Valley Stock will be issued, and cash will be paid in lieu of fractional interests. There are 920,577 shares of Rock Common Stock outstanding and options granted to purchase
28,221 shares.
     2. Each holder of options to purchase 28,221 shares of Rock Common Stock granted under Rock's Officer and Employee Stock Option
Plan shall have the right to elect either (i) to convert the option to an option to purchase Valley Stock wherein each share of Rock
Common Stock covered by the option shall be converted into the right to purchase that number of shares of Valley Stock multiplied by the Exchange Ratio for the same aggregate exercise price; or,
(ii) if the option is vested and the option plan presently so provides, to be paid an amount in cash for such option, which amount shall be determined by subtracting from (a) the sum of (1) the number of shares of Rock Common Stock covered by the option,
(2) multiplied by the Exchange Ratio, (3) multiplied by the median closing price of Valley Stock (b) the aggregate exercise price for such options.
     3. The acquisition will take the form of a tax-free merger of Rock into Valley with Valley as the survivor (the "Merger") and a simultaneous merger of Rock Bank, into Valley National Bank with Valley National Bank as the survivor.
     4. No employment contract nor any contract between Rock or its subsidiaries and any other person shall cause Rock or Holding Company or their subsidiaries to make an excess parachute payment as defined in Section 280G of the Code in connection with or after the Merger.
     5. All of the directors of Rock shall agree to vote in favor of and recommend the Merger, provided a satisfactory definitive merger agreement is reached. All affiliates of Rock will agree to sign a standard affiliates letter for a pooling-of-interest transaction.
     6. Upon acceptance of this proposal, Rock and Valley shall proceed promptly to negotiate in good faith a definitive merger agreement embodying the terms hereof and containing, among other provisions, representations, warranties and covenants mutually satisfactory to the parties and customary conditions to the obligations of each party to consummate the transaction.
     7. Among other conditions of the definitive agreement, it shall be a condition to Valley's obligation to close under the definitive merger that (i) Rock Bank continue to maintain its status as a preferred lender under the Small Business
Administration loan program and that following the Merger Valley National Bank, as successor to Rock Bank continues to maintain such status; and (ii) that the Merger be treated as a pooling-of-interests for accounting purposes.
     8. Valley agrees that working with the current management of Rock Bank, Valley will endeavor to continue the employment of all officers and employees of Rock Bank and, to the extent possible, at the same location, with the same or equivalent salary and benefits.
If Valley is unable to continue the employment of any employee of Rock Bank, the parties will mutually agree upon a severance policy for such employees.
     9. Valley and Rock shall have the right to commence due diligence following the execution of this letter agreement pursuant to a mutually acceptable confidentiality agreement. The parties acknowledge that they have not commenced their due diligence as of the date hereof. The parties may continue their due diligence after execution of the definitive merger agreement for the purpose of assuring themselves that representations and warranties in the definitive agreement were correct and that covenants and conditions set forth in the agreement have been complied with.
     10. The consummation of the Merger shall be targeted for and the parties shall use all reasonable efforts to have the Merger consummated no later than December 31, 1994 and it must occur not later than March 31, 1995, unless extended by mutual agreement of the parties.
     11. In the event of the termination of this letter of intent or, after execution of the definitive merger agreement, termination of such agreement other than by reason of the willful default of the terminating party, each party will be responsible for its own fees and costs and neither party will be liable to the other party or its shareholders in connection with the transaction or its termination.
     12. Simultaneously with the acceptance of this proposal, Rock agrees to issue to Valley an option to purchase 102,000 shares of the authorized and unissued Rock Common Stock at an option price of $43.00 per share and on the other terms and conditions set forth in the form of option agreement annexed hereto. In the event no definitive agreement is entered into, then the option to purchase shall expire six months from the date hereof unless a Triggering
Event (as defined in the Option Agreement) has occurred.
               If the foregoing is acceptable to you, will you kindly so indicate by signing, dating and returning the enclosed counterpart of this letter.
                                                  Very truly yours,

                                                  VALLEY NATIONAL BANCORP


                                                  By: /s/ Gerald H. Lipkin
                                                  Gerald H. Lipkin
                                                  Chairman and
                                                  Chief Executive Officer


AGREED AND ACCEPTED:

ROCK FINANCIAL CORPORATION
By: /s/ Alan D. Lipsky
   Alan D. Lipsky
   President and
   Chief Executive Officer

Dated:  July    , 1994


EXHIBIT C

                     STOCK OPTION AGREEMENT


               THIS STOCK OPTION AGREEMENT ("Agreement") dated July 5, 1994, is by and between Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), and Rock Financial Corporation, a New Jersey corporation ("Rock") and registered bank holding company for Rock Bank ("Bank").
                           BACKGROUND
     1. Valley, Rock, the Bank and Valley National Bank ("VNB"), a wholly-owned subsidiary of Valley, as of the date hereof, have executed a letter of intent pursuant to which the parties will negotiate a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which Valley will acquire Rock through a merger of Rock with and into Valley (the "Merger").
     2. As an inducement to Valley to enter into the letter of intent and negotiate the Merger Agreement and in consideration for such entry and negotiation, Rock desires to grant to Valley an option to purchase authorized but unissued shares of common stock of Rock in an amount and on the terms and conditions hereinafter set forth.
                            AGREEMENT
     In consideration of the foregoing and the mutual covenants and agreements set forth herein and in letter of intent and in any definitive Merger Agreement, Valley and Rock, intending to be legally bound hereby, agree:
     3. Grant of Option. Rock hereby grants to Valley the option to purchase 102,000 shares of common stock, $3.33-1/3 par value
(the "Common Stock") of Rock at a price of $43.00 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option").
     4. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), Valley may exercise the Option, in whole or in part, at any time or from time to time.
     The term "Triggering Event" means the occurrence of any of the following events:
     A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than Valley or an affiliate of Valley:
               a.acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock;
               b.enters into a letter of intent or an agreement, whether oral or written, with Rock pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction with Rock, (ii) acquire all or a significant portion of the assets or liabilities of Rock, or
(iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing 10% or more of the then outstanding shares of Common Stock;
               c.makes a filing with any bank or thrift regulatory authorities or publicly announces a bona fide proposal (a
"Proposal") for (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of Rock or any other business combination involving Rock, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of Rock called to vote on the Merger and Rock' stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose;
               d.makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Rock willfully takes any action in any manner which would materially interfere with its desire or ability to enter into a definitive Merger
Agreement or its ability to consummate the Merger or materially reduce the value of the transaction to Valley; or
               e.which is the holder of more than 5% of the Common Stock solicits proxies in opposition to approval of the Merger.
     The term "Triggering Event" also means the taking of any direct or indirect action by Rock or any of its directors, officers or agents to invite, encourage or solicit any proposal which has as its purpose a tender offer for the shares of Rock' Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Rock, or a sale of shares of Rock' Common Stock or any significant portion of its assets or liabilities.
     The term "significant portion" means 25% of the assets or liabilities of Rock.
     "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Rock or in soliciting or inducing any other person (other than Valley or any affiliate) to do so.
     Notwithstanding the foregoing, the Option may not be exercised at any time (i) in the absence of any required governmental or regulatory approval or consent necessary for Rock to issue the Option Shares or Valley to exercise the Option or prior to the expiration or termination of any waiting period required by law, or
(ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option
Shares.
     Rock shall notify Valley promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by Rock shall not be a condition to the right of Valley to exercise the Option. Rock will not take any action which would have the effect of preventing or disabling Rock from delivering the Option Shares to Valley upon exercise of the Option or otherwise performing its obligations under this Agreement.
     In the event Valley wishes to exercise the Option, Valley shall send a written notice to Rock (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.
     5. Payment and Delivery of Certificates. At any Closing hereunder (a) Valley will make payment to Rock of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Rock, (b)
Rock will deliver to Valley a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through Rock, registered in the name of Valley or its designee, in such denominations as were specified by Valley in its notice of exercise and bearing a legend as set forth below and (c) Valley shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.
     Unless a registration statement is filed and declared effective under Section 4 hereof, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:
          The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to Rock Financial Corporation, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.
     6. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Valley, Rock shall prepare and file a registration statement with the Securities and Exchange Commission, covering the Option and such number of Option Shares as Valley shall specify in its request, and Rock shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Valley shall in no event have the right to have more than one such registration statement become effective.
     In connection with such filing, Rock shall use its best efforts to cause to be delivered to Valley such certificates, opinions, accountant's letters and other documents as Valley shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by Rock in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Rock and blue sky fees and expenses shall be paid by Rock. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Valley and any other expenses incurred by Valley in connection with such registration shall be borne by Valley. In connection with such filing, Rock shall indemnify and hold harmless Valley against any losses, claims, damages or liabilities, joint or several, to which Valley may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and Rock will reimburse Valley for any legal or other expense reasonably incurred by Valley in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Rock will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Valley specifically for use in the preparation thereof. Valley will indemnify and hold harmless Rock to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of Valley for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Valley will reimburse Rock for any legal or other expense reasonably incurred by Rock in connection with investigating or defending any such loss, claim, damage, liability or action.
     7. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.
     In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of Rock with another entity, or in the event any sale of all or substantially all of the assets of Rock shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common
Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.
     8. Filings and Consents. Each of Valley and Rock will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.
     Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event Valley is the holder hereof, approval of the Board of Governors of the Federal Reserve System and Rock agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.
     9. Representations and Warranties of Rock. Rock hereby represents and warrants to Valley as follows:
               a.Due Authorization. Rock has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by Rock.
               b.Authorized Shares. Rock has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.
               c.No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the certificate of incorporation or by-laws of Rock or any agreement, instrument, judgment, decree, statute, rule or order applicable to Rock.
     10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, Valley shall have the right to seek money damages against Rock for a breach of this Agreement.
     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.
     12. Assignment or Transfer. Valley may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of Valley, except upon or after the occurrence of a Triggering Event. Valley represents that it is acquiring the Option for Valley's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. Valley is aware that presently neither the Option nor the Option Shares are being offered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission, but instead are being offered in reliance upon the exemption from the registration requirements pursuant to Section
4(2) of the Securities Act of 1933, as amended. Valley shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event.
     13. Amendment of Agreement. By mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.
     14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.
     15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
     If to Valley:

               Valley National Bancorp
               1445 Valley Road
               Wayne, New Jersey  07470
               Attn.:  Gerald H. Lipkin
                       Chairman and Chief Executive Officer

     With a copy to:

               Pitney, Hardin, Kipp & Szuch
               200 Campus Drive
               Florham Park, New Jersey  07932-0950

               P.O. Box 1945
               Morristown, New Jersey  07962-1945
               Attn.:  Ronald H. Janis, Esq.

     If to Rock:

               Rock Financial Corporation
               350 Rock Avenue
               North Plainfield, New Jersey 07060
               Attn.:  Alan D. Lipsky,
                       President and Chief Executive Officer

     With a copy to:

               McCarter & English
               Gateway One
               Newark, New Jersey  07102
               Attn.:  Michael Horn, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.
     17. Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.
     18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive
(i) compliance with any of the covenants of the other party contained in this Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Agreement.
     19. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting Valley to assign its rights and obligations hereunder.
     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     21. Termination. In the event no definitive Merger Agreement is entered into, then this Agreement shall expire three months from the date hereof unless a Triggering Event has occurred prior to such expiration date, in which case this Agreement shall not terminate until the later of 24 months or the consummation of any proposed transactions which constitute the Triggering Event. In the event a definitive Merger Agreement is entered into by the parties hereto, this Agreement shall terminate upon either the termination of the Merger Agreement as provided therein or the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event, this Agreement shall not terminate until the later of 24 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.
     IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                             ROCK FINANCIAL CORPORATION

                             By: /s/ Alan D. Lipsky
                             Alan D. Lipsky
                             President & CEO

                             VALLEY NATIONAL BANCORP


                             By: /s/ Gerald H. Lipkin
                             Gerald H. Lipkin
                             Chairman & CEO